EXHIBIT 8.10(h)

Amendment No. 7 to

Third-Party Insurance Administrative Services Agreement

This Amendment No. 7 (this “Amendment”), effective as of the date first signed, following receipt of approval from the Illinois Department of Insurance, (the “Effective Date”), modifies certain terms of the Insurance Administrative Services Agreement dated September 7, 2004 as amended (the “Agreement”), by and between Kemper Investors Life Insurance Company (“Client”), and IBM Business Transformation Outsourcing Insurance Services Corporation, (“IIOS”), a South Carolina corporation with its principal place of business at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615.

Except as specifically modified in this Amendment, all terms of the Agreement (as amended) shall remain in full force and effect. Any capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Agreement. This Amendment may be executed in counterparts.

WHEREAS, IIOS and Client have previously entered into the Agreement dated September 7, 2004, under which IIOS agreed to provide certain third-party insurance administrative services for Client; and

WHEREAS, under Amendment No. 5, Client added the Global Advantage Block of Business to the scope of IIOS Services (the “Global Advantage Services”) subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Client now desires to remove the Global Advantage Services from the scope of IIOS Services; and

WHEREAS, the parties wish to reduce their agreement to writing.

NOW, THEREFORE, in consideration of the mutual promises set forth below and other valuable consideration the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	Deletion of Section 3 of Amendment No. 5. Section 3 of Amendment No. 5, “Amended Section 6.5”, shall be deleted in its entirety.

2.	Deletion of Section 5 of Amendment No. 5. Section 5 of Amendment No. 5, “Amended Exhibit 3.2” shall be amended as follows (deletions in ~~strikethrough~~):

As of the Global Advantage Services Starting Date, Exhibit 3.2 “Insurance Administrative Services” shall be amended as follows:

~~A.~~	~~Inclusion of the following items “R”:~~

~~B.~~	~~New Business Services~~

~~1. Screen and process incoming applications based on issue requirements~~

~~2. Notify necessary parties of any error or missing data needed to establish certificate owner, annuitant, or contract owner records.~~

~~3. Issue policies timely and accurately in accordance with the written service standards as defined in Exhibit 3.2.1.~~

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~~4. Application of all incoming premiums~~

~~5. Process refunds as required~~

~~5. Generate and mail policy contract~~

~~7. Perform and track transfer follow ups (1035 Tracking)~~

~~8. Process reissues of the policy contract as needed~~

~~9. Establish and maintain all contract records~~

B.	The following new items shall be added to Section I “Financial Accounting Support Services”:

18. Handle federal tax withholding deposits (daily)

19. Report federal withholding taxes (annually)

20. Handle state tax withholding deposits for 34 states (vary by state)

21. Report state withholding taxes for 34 states (quarterly and annually)

3.	Deletion of Section 6 of Amendment No. 5. Section 6 of Amendment No. 5, “Amended Exhibit 3.2.1” shall be deleted in its entirety.

4.	Amended Section 7 of Amendment No. 5. Section 7 of Amendment No. 5 “Amended Exhibit 6.3, Section 2 “Services Fees” shall be amended as follows (deletions in ~~strikethrough~~, additions in bold):

As of the Global Advantage Services Starting Date, Exhibit 6.2, Section 2 “Services Fees” shall be amended to add the following fees to the existing list of Service Fees:

Service	Cost
~~New Business Application~~	~~$45.00 per New Business Application*~~

~~(Includes “Not Taken” Applications)~~

~~Licensing Application~~	~~$42.00 per Licensing Application*~~

Tax Services (MK 00129)	~~$5,020.93~~$5,228.33 per month

All fees identified above are subject to:

The monthly total minimum Contract Administration fee (the “Minimum Fee”) and the annual increases under the terms and conditions both set forth in Exhibit 6.1; and

~~The fees specifically identified above with an asterisk (*) are subject to:~~

~~A monthly minimum fee of $4,300, which is payable to IIOS for any month in which the actual combined total fees for these new Services would have been less than $4,300.~~

5.	For avoidance of doubt, all Sungard fee, terms, and conditions as defined in Section 8 of Amendment No. 5 “SunGard Terms and Conditions” shall remain unchanged until such time as a new amendment between IIOS and SunGard to remove such fees, terms, and conditions has been fully executed.

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By the signatures of their authorized representatives, the Parties agree to the terms of this Amendment as of the Effective Date, regardless of when signed:

KEMPER INVESTORS LIFE INSURANCE COMPANY	IBM BUSINESS TRANSFORMATION OUTSOURCING INSURANCE SERVICES CORPORATION

/s/ Diane C. Davis	/s/ Philip C. Ratcliff
Signature	Signature

Diane C. Davis	Philip C. Ratcliff
Print Name	Print Name

Vice President	Vice President & Treasurer
Title	Title

Feb. 22, 2010	February 23, 2010
Date	Date

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